EXHIBIT 23.1


                                    KLT Logo
                            Kyle L. Tingle, CPA, LLC
                          Personal Financial Planning,
                        Business Services & Tax Planning




June 29, 2004



To Whome It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated April 21, 2004 accompanying the audited financial statements of International Card Establishment, Inc. as of December 31, 2003, in the Registration Statement on Form SB-2, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,



/s/ KYLE L. TINGLE, CPA, LLC
____________________________
Kyle L. Tingle
Kyle L. Tingle, CPA, LLC







 P.O. Box 50329*Henderson, Nevada 89016*Phone:(702) 450-2200*Fax:(702) 436-4218
                       E-MAIL: ktingle@kyletinglecpa.com